UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2021

Landcadia Holdings III, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39609	85-2096734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1510 West Loop South Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 850-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	LCYAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	LCY	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	LCYAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (“SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the amended and restated warrant agreement, dated as of November 13, 2020, between Landcadia Holdings III, Inc. (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. As a result of the SEC Staff Statement, the Company reevaluated the accounting treatment of (i) the 16,666,667 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 8,000,000 redeemable warrants (together with the Public Warrants, the “Warrants”) that were issued to the Company’s sponsors in private placements that closed concurrently with the closing of the IPO, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations. The Company determined, at the time of the Public Offering, the initial value of its Public Warrants and Sponsor Warrants were $18,830,000 and $9,200,000, respectively. As of December 31, 2020, the value of our Public Warrants and Sponsor Warrants were $37,000,000 and $18,720,000, respectively. We have restated our December 31, 2020 financial statements to reflect the initial warrant derivative liability of $28,030,000 with an offsetting amount recorded in additional paid in capital. Subsequently we adjusted the liability to fair value at December 31, 2020 and recorded a change in fair value of warrant derivative liability of $27,690,000 in other income and expense on our statement of operations. As of December 31, 2020 our warrant derivative liability was $55,720,000.

On April 30, 2021, after consultation with Marcum LLP, the Company’s independent registered public accounting firm, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that, in light of the SEC Staff Statement, it is appropriate to restate the Company’s previously issued audited financial statements as of and for the year ended December 31, 2020. Considering such restatement, such audited financial statements should no longer be relied upon. The Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020, which will include the restated audited financial statements for the Relevant Periods. The Company has not amended its Balance Sheet previously filed Current Report on Form 8-K for the period, October 14, 2020. The financial information that has been previously filed or otherwise reported for this period is superseded by the information in this Amendment.

Going forward, unless we amend the terms of our warrant agreement, we expect to continue to classify our warrants as a liabilities, which would require us to incur the cost of measuring the fair value of the warrant liabilities, and which may have an adverse effect on our results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landcadia Holdings III, Inc.

Date: May 3, 2021	By:	/s/ Tilman J. Fertitta
	Name:	Tilman J. Fertitta
	Title:	Chief Executive Officer